UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 13, 2012

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 13, 2012, Cabot Microelectronics Corporation (the “Corporation”) entered into a credit agreement (the “Credit Agreement”) among the Corporation, as Borrower, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, Bank of America Merrill Lynch and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, and Wells Fargo Bank, N.A. as documentation agent.

The Credit Agreement provides the Corporation with a $175 million delayed draw term loan (the “Term Loan”), and a $100 million revolving credit facility (the “Revolving Credit Facility”), with sub-limits for multicurrency borrowings, letters of credit and swing-line loans. The Term Loan and the Revolving Credit Facility are referred to as the “Credit Facilities.” The Credit Agreement provides for an uncommitted accordion feature that allows the Corporation to request the existing lenders or, if necessary, third-party financial institutions to provide additional capacity in the Revolving Credit Facility, in an amount not to exceed $75 million. The Credit Facilities are scheduled to expire on February 13, 2017.

Borrowings under the Credit Facilities (other than in respect of swing-line loans) will bear interest at a rate per annum equal to the “Applicable Rate” (as defined below) plus, at the Corporation’s option, either (1) a LIBOR rate determined by reference to the cost of funds for deposits in the relevant currency for the interest period relevant to such borrowing or (2) the highest of (x) the prime rate of Bank of America, N.A., (y) the federal funds rate plus 1/2 of 1.00% and (z) the one-month LIBOR rate plus 1.00% (the highest of (x), (y) and (z), the “Base Rate”).  The initial Applicable Rate for borrowings under the Credit Facilities will be 1.75% with respect to LIBOR borrowings and 0.25% with respect to Base Rate borrowings, with such Applicable Rate subject to adjustment based on the Corporation’s consolidated leverage ratio.  Swing-line loans will bear interest at the Base Rate plus the Applicable Rate for Base Rate loans under the Revolving Credit Facility. In addition to paying interest on outstanding principal under the Credit Agreement, the Corporation will pay a commitment fee to the lenders under the Revolving Credit Facility and the Term Loan Facility in respect of the unutilized commitments thereunder at a rate ranging from 0.25% to 0.35%, based on the Corporation’s consolidated leverage ratio. The Corporation must also pay customary arrangement fees, upfront fees, administration fees, and letter of credit fees. The Corporation has made no borrowings under the Credit Agreement, but expects to draw the full amount of the Term Loan ($175 million) prior to the payable date of the special cash dividend, discussed in Item 8.01 below. The Corporation may voluntarily prepay the Credit Facilities without premium or penalty, subject to customary “breakage” fees and reemployment costs in the case of LIBOR borrowings.

All obligations under the Credit Agreement are guaranteed by each of the Corporation’s existing and future direct and indirect domestic subsidiaries (the “Guarantors”).  The obligations under the Credit Agreement and guarantees of those obligations are secured, subject to certain exceptions, by first priority liens and security interests in the assets of the Corporation and its domestic subsidiaries.

The Credit Agreement contains covenants that restrict the ability of the Corporation and its subsidiaries to take certain actions, including, among other things and subject to certain significant exceptions: creating liens, incurring indebtedness, making investments, engaging in mergers, selling property, paying dividends or amending organizational documents.  The Credit Agreement also requires the Corporation to comply with certain financial ratio maintenance covenants, including a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio.  The Credit Agreement also contains customary affirmative covenants and events of default.

The descriptions of the Credit Agreement herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

Item 1.02                      Termination of a Material Definitive Agreement.

In connection with the Credit Agreement described in Item 1.01 above, the Corporation terminated its previously existing revolving credit facility. The previous revolving credit facility was evidenced by an Amended and Restated Credit Agreement, dated as of November 24, 2003, among the Corporation, Bank of America (as successor by merger to LaSalle Bank National Association), as administrative agent, and a syndicate of lenders, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 30, 2008 (the “Previous Credit Agreement”). The Previous Credit Agreement was terminated simultaneously with entry into the Credit Agreement described in Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 8.01                      Other Events.

On February 13, 2012, the Corporation’s Board of Directors announced that it declared a special cash dividend of $15.00 per share to the Corporation’s common stockholders (approximately $345 million in the aggregate). The record date for the special cash dividend will be the close of business on February 23, 2012 (the “Record Date”), the payable date for the special cash dividend will be March 1, 2012 (the “Payable Date”), and pursuant to its rules, Nasdaq has advised the Corporation that the ex-dividend date has been set as March 2, 2012 (the “Ex-Dividend Date”).  As disclosed in Item 1.01, prior to the Payable Date of the special cash dividend, the Corporation expects to draw the full amount of the Term Loan ($175 million).  The remainder of the special cash dividend will be funded with cash on hand.

A copy of the press release issued by the Corporation with respect to the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

99.1           Press release, dated February 13, 2012, entitled “Cabot Microelectronics Corporation Declares Special Cash Dividend of $15 Per Share, or Approximately $345 Million in Total, After Closing on Secured Credit Facility.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: February 13, 2012	By: /s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit
Number	Title
99.1
Press release, dated February 13, 2012, entitled “Cabot Microelectronics Corporation Declares Special Cash Dividend of $15 Per Share, or Approximately $345 Million in Total, After Closing on Secured Credit Facility.”